Earnings Call – FY 2022 February 27, 2023 Exhibit 99.2

2©2023 ViewRay Technologies, Inc. All rights reserved. Forward-looking statement This appendix contains forward-looking statements within the meaning of Section 27A of the Private Securities Litigation Reform Act. Statements in this appendix that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, ViewRay's financial guidance for the full year 2023, anticipated future orders, anticipated future operating and financial performance, treatment results, therapy adoption, innovation, and the performance of the MRIdian systems. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to commercialize the MRIdian Linac System, demand for ViewRay's products, the ability to convert backlog into revenue, the timing of delivery of ViewRay's products, the timing, length, and severity of the COVID-19 pandemic, including its impacts across our businesses on demand, our operations and global supply chains, disruptions in the supply or changes in costs of raw materials, labor, product components or transportation services as a result of inflation, the results and other uncertainties associated with clinical trials, the ability to raise the additional funding needed to continue to pursue ViewRay's business and product development plans, the inherent uncertainties associated with developing new products or technologies, competition in the industry in which ViewRay operates, and overall market conditions. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to ViewRay's business in general, see ViewRay's current and future reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and its Quarterly Reports on Form 10-Q, as updated periodically with the Company's other filings with the SEC. These forward-looking statements are made as of the date of this appendix, and ViewRay assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Individual customer and patient results are illustrative only and are not predictive of future results. The opinions and clinical experiences presented herein are specific to the featured physicians and the featured patients and are for information purposes only. Nothing in this material is intended to provide specific medical advice or to take the place of written law or regulations. ViewRay issued a press release and appendix for today’s call. The appendix can be downloaded from the “financial events and webinars” portion of our website at www.investors.viewray.com. The call is being broadcast and webcast live, and a replay will be available for 14 days. Listeners are cautioned that comments made by management during the call may include forward-looking statements within the meaning of federal securities laws. These statements involve material risks and uncertainties, and actual results could differ from those projected in any forward-looking statement due to numerous factors. For a description of these risks and uncertainties, please see ViewRay's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and its Quarterly Reports on Form 10-Q, as updated periodically with the Company's other SEC filings. Furthermore, the content of this conference call contains time-sensitive information accurate only as of today, February 27, 2023. ViewRay undertakes no obligation to revise or otherwise update any statements to reflect events or circumstances after the date of this appendix. Medical advice disclaimer: ViewRay is a medical device manufacturer and cannot and does not recommend specific treatment approaches. Individual results may vary. Forward-looking statements and disclaimer

3©2023 ViewRay Technologies, Inc. All rights reserved. Our mission: To treat and prove what others can’t. 566 installed globally 29k9k patients treated > 800 systems in planning or installation ~ Thousands of patients with clinically reported outcomes.

4©2023 ViewRay Technologies, Inc. All rights reserved. What we achieved – financial results FY 2022 FY 2022 FY 2021 Change MRIdian orders 32 28 14% MRIdian backlog $380.2M $313.4M 21% Revenue $102.2M $70.1M 46% Gross Margin 10.0% 0.5% +955 bps

5©2023 ViewRay Technologies, Inc. All rights reserved. FY 2022 Revenue 25 – 40% 46% 2023 guidance FY 2023 Adj. EBITDA FY 2022 $(70) – (80)M $(78)M FY 2023

6©2023 ViewRay Technologies, Inc. All rights reserved. Use of Non-GAAP Financial Measure ViewRay reports its financial results in accordance with generally accepted accounting principles in the United States (“GAAP”) and the rules of the SEC. To supplement its financial statements prepared and presented in accordance with GAAP, ViewRay uses adjusted EBITDA as a non-GAAP financial measure. ViewRay has supplemented its GAAP net loss with a non-GAAP measure of adjusted EBITDA. We define adjusted EBITDA as EBITDA (defined as net income before net interest expense, depreciation, and amortization), adjusted for impairment of assets, non-cash equity-based compensation, non-cash changes in warrant liability valuations, and non- recurring costs. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the company and facilitates a meaningful comparison of results for current periods with previous operating results. Management uses adjusted EBITDA for both strategic and annual operating planning. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA: • does not reflect any charges for the assets being depreciated and amortized that may need to be replaced in the future; • does not reflect the significant interest expense or the cash requirements necessary to service interest or, if any, principal payments on our debt; • does not reflect the impact of write-downs of long-lived assets; • does not reflect the impact of share-based compensation upon our results of operations; • does not reflect the impact of changes in fair value of our warrant liabilities; and • does not include certain expenses that are non-recurring, infrequent and unusual in nature.

7©2023 ViewRay Technologies, Inc. All rights reserved. ‘22 Adj. EBITDA reconciliation(in $, millions) Q1 2022 Q2 2022 Q3 2022 Q4 2022 2022 total 2021 total Net loss ($25.8) ($27.6) ($26.1) ($27.8) ($107.3) ($110.0) Depreciation and amortization 1.2 1.4 1.1 1.1 4.9 6.0 Stock-based compensation 5.0 5.1 5.5 5.9 21.6 23.9 (Gain)/Loss on fair value of warrants (2.8) (2.1) 1.2 1.1 (2.6) 2.3 Interest expense 1.1 0.2 1.5 2.3 5.1 4.2 Interest income (0.0) (0.1) (0.5) (1.1) (1.7) (0.0) Impairment - 1.8 - - 1.8 - Adjusted EBITDA ($21.3) ($21.3) ($17.3) ($18.4) ($78.2) ($73.7)

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